UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 13, 2014
(date of earliest event reported)

VASCULAR SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court North
Minneapolis, Minnesota 55369
(Address of principal executive offices)

(763) 656-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

As previously disclosed, on June 28, 2011, Vascular Solutions, Inc. (the “Company”) received a subpoena from the U.S. Attorney’s Office for the Western District of Texas under the Health Insurance Portability & Accountability Act of 1996 (HIPAA) requesting the production of documents related to our Vari-Lase products, and in particular the use of the Vari-Lase Short Kit for the treatment of perforator veins.  Subsequently, the Company learned that the U.S. Attorney’s Office commenced a criminal investigation of the same matter.  The Vari-Lase Short Kit was sold under a 510(k) clearance for the treatment of incompetence and reflux of superficial veins in the lower extremity from 2007 until it was voluntarily withdrawn from the market in July 2014, with total U.S. sales of approximately $534,000 (0.1% of the Company’s total U.S. sales for such period) and has not been the subject of any reported serious adverse clinical event.

On November 13, 2014, the U.S. Department of Justice filed a criminal indictment in the United States District Court for the Western District of Texas related to the Vari-Lase Short Kit investigation.  The indictment alleges that Vascular Solutions and its Chief Executive Officer introduced adulterated and misbranded medical devices into interstate commerce, and conspired to introduce adulterated and misbranded medical devices into interstate commerce.  The allegations against us are false and we will contest them vigorously.

In response to the indictment, we issued a press release, which is filed as Exhibit 99.1 to this report and incorporated herein by reference.

If we are convicted, remedies could include fines, penalties, forfeitures and compliance conditions.  Given the early stage of this proceeding, we cannot estimate the amount or range of loss, if we are convicted; however, it would likely be material.  If we were to be convicted of a crime related to the delivery of an item or service under Title XVIII of the Social Security Act, or a felony related to health care fraud, the Company would become automatically excluded by the Department of Health and Human Services (“HHS”) from participation in government health care programs, including Medicare and Medicaid.  If we were to be convicted of a misdemeanor related to health care fraud, the Company could be excluded by HHS from participation in government health care programs, including Medicare and Medicaid.  Exclusion from government health care programs would substantially adversely affect our ability to continue to conduct our business.  Defending the Company against the indictment will entail costs that are expected to be material and will require significant attention from management of the Company.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated November 13, 2014 of Vascular Solutions, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

Date: November 13, 2014	By:	/s/ Howard Root
Howard Root
	Its:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 13, 2014 of Vascular Solutions, Inc.